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                                                                   Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Surge Components, Inc. (the "Company") on Form S-8 (No. 333-60787) and Form S-3 (No. 333-63371) of our report, dated February 11, 2002 (except with respect to Note A to which the date is March 8, 2002), on our audit of the financial statements of the Company for the year ended November 30, 2001 which report is included in this Annual Report on Form 10-KSB for the year ended November 30, 2001.

Richard A. Eisner & Company, LLP

New York, New York
March 15, 2002